UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015 (June 1, 2015)

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, the stockholders of The Wendy’s Company (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2010 Omnibus Award Plan (the “2010 Plan”) to: (i) increase the number of shares of common stock, par value $0.10 per share, of the Company available for issuance under the 2010 Plan; (ii) impose annual limits on the value of awards that can be issued to non-employee directors under the 2010 Plan for service on the Company’s Board of Directors; and (iii) make certain administrative changes to the 2010 Plan regarding the designation of beneficiaries. Approval of the Amendment also constituted reapproval of the material terms of the performance goals under the 2010 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company’s Board of Directors had previously adopted the Amendment on April 10, 2015, subject to and effective upon stockholder approval.

A description of the 2010 Plan (giving effect to the Amendment) was included in the Company’s definitive proxy statement on Schedule 14A for the 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 17, 2015 (the “Proxy Statement”) under the caption “Proposal 2 – Approval of an Amendment to the Company’s 2010 Omnibus Award Plan and Reapproval of the Performance Goals under the 2010 Omnibus Award Plan,” which description is incorporated herein by reference. The descriptions of the 2010 Plan (giving effect to the Amendment) contained herein and in the Proxy Statement are qualified in their entirety by reference to the complete text of the 2010 Plan and its amendments, which are included as exhibits to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the ten director nominees; (ii) approved an amendment to the Company’s 2010 Omnibus Award Plan and reapproved the performance goals under the 2010 Omnibus Award Plan; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; and (iv) approved an advisory resolution to approve executive compensation. The Company’s stockholders did not approve a stockholder proposal regarding an independent board chairman. A description of each proposal voted on at the meeting, and the voting results for each such proposal, are set forth below.

The proposal to elect each of the ten nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved, with each nominee receiving the affirmative vote of a majority of the votes cast with respect to such nominee’s election. Voting results with respect to each nominee are set forth in the following table. There were 48,125,331 broker non-votes as to this proposal.

Nominee	Votes For	Votes Withheld
Nelson Peltz	284,320,640	5,370,495
Peter W. May	284,709,846	4,981,289
Emil J. Brolick	285,318,364	4,372,771
Edward P. Garden	285,113,141	4,577,994
Janet Hill	283,611,241	6,079,894
Joseph A. Levato	283,499,123	6,192,012
J. Randolph Lewis	272,581,600	17,109,535
Mich J. Mathews-Spradlin	287,575,322	2,115,813
Peter H. Rothschild	272,511,011	17,180,124
David E. Schwab II	263,259,485	26,431,650

The proposal to amend the Company’s 2010 Omnibus Award Plan and reapprove the performance goals under the 2010 Omnibus Award Plan was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 262,863,522 votes for, 25,270,469 votes against, 1,557,144 abstentions and 48,125,331 broker non-votes.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 334,699,780 votes for, 1,711,387 votes against, 1,405,299 abstentions and no broker non-votes.

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 247,123,990 votes for, 39,964,232 votes against, 2,602,913 abstentions and 48,125,331 broker non-votes.

The stockholder proposal regarding an independent board chairman was not approved, as it failed to receive the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 67,236,329 votes for, 220,694,952 votes against, 1,759,854 abstentions and 48,125,331 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan, incorporated herein by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed on April 9, 2010 (SEC file no. 001-02207).

10.2	First Amendment to Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan.

10.3	Second Amendment to The Wendy’s Company 2010 Omnibus Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: June 2, 2015	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan, incorporated herein by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed on April 9, 2010 (SEC file no. 001-02207).

10.2	First Amendment to Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan.

10.3	Second Amendment to The Wendy’s Company 2010 Omnibus Award Plan.

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